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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): November 17, 2004

                       PEOPLES EDUCATIONAL HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

               000-50916                                41-1368898
        (Commission File Number)            (I.R.S. Employer Identification No.)

           299 MARKET STREET
           SADDLE BROOK, NJ                               07663
(Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code: (201) 712-0090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 7.01    REGULATION FD DISCLOSURE.

In this Form 8-K, the registrant is providing guidance for its revenue and earnings for the full fiscal year ending December 31, 2004 and on a preliminary basis for fiscal year 2005. The guidance for 2004 and 2005 will also be provided in a conference call to be held on November 17, 2004, at 10:00 a.m. EST to review the registrant's results of operations for the third quarter ended September 30, 2004. Details regarding the conference call are included below.

The information in this Form 8-K shall not be deemed "filed" for purposes of
Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Business Outlook
----------------

The following business outlook is based on current expectations. This business outlook contains forward-looking statements regarding the Company, its wholly-owned subsidiary, the Peoples Publishing Group, Inc. ("PPG"), and their markets as defined in section 21E of the Securities Exchange Act of 1934. These "forward looking statements" represent the Company's present expectations or beliefs concerning future events. The Company cautions that such statements are necessarily based on certain assumptions, which are subject to risks and uncertainties which could cause actual results to differ materially from those indicated in the forward-looking statements. These risk factors include changes in general economic conditions; local and state levels of educational spending; changes in demand from customers; variations in the mix of products sold; the impact of competitive products and pricing; the Company's ability to respond to rapidly changing technologies; and other factors disclosed below and throughout this report. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report. Readers are urged to carefully review and consider the various disclosures made by the Company in its other reports filed with the Securities and Exchange Commission from time to time that attempt to advise interested parties of the risks and factors that may affect the Company's business and results of operations.

The Company is forecasting full year 2004 revenue to be in the range of $31 to $33 million, growing to $41 to $43 million in 2005. The expected revenue growth for 2005 of approximately 30% is somewhat higher than the Company's historical compound annual growth rate over the past three years of 24%. This is due to new product and product line launches.

Operating income is projected to be between $2.3 to $2.5 million for 2004 growing to $3.1 to $3.5 million in 2005. Operating income as a percent of revenue is expected to increase slightly, from 7.8% of revenue in 2004 to 8.3% in 2005. This positive trend will continue as revenue grows and the product mix continues to shift toward high margin, proprietary product and the fixed component of our costs are fully absorbed. The Company feels that an operating income of 15% to 18% of revenue is achievable over the next three to four years.

Net income for 2004 is projected to be between $1.3 and $1.6 million, growing to $1.8 to $2.1 million in 2005 or 5% of revenue. We feel, as we do with operating income, that significant


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growth in this area, both in dollars and as a percent of revenue, is achievable.
We feel that a net income percentage of 10% to 12% is attainable over the next three to four years.

Conference Call
---------------

Details for participating in the live conference call or listening to the replay are as follows:

Live Conference Call
--------------------

Wednesday, November 17, 2004, 10 a.m. Eastern
US:                        800-638-4930
International:             617-614-3944
Live Audio Webcast:        http://phx.corporate-ir.net/playerlink.zhtml?c=184416&s=wm&e=960235
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

Webcast Replay (available approximately two hours after conference call ends through Thursday, November 17, 2005.)
http://phx.corporate-ir.net/playerlink.zhtml?c=184416&s=wm&e=960235
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          PEOPLES EDUCATIONAL HOLDINGS, INC.
                                          (Registrant)

                                          By:   /s/ Brian T. Beckwith
                                                --------------------------------
                                                Name:  Brian T. Beckwith
                                                Title: President and Chief
                                                       Executive Officer
Date: November 17, 2004




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